UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2008

FORCE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52494
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

601 – 8623 Granville Street, Vancouver, British Columbia V6P 5A2
(Address of principal executive offices and Zip Code)

(778) 235-6658
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Letter of Intent

On April 17, 2008 we executed a letter of intent to farmout with Desert Mining Inc., a Nevada corporation, whereby we agreed to participate as the “Farmee” in the Dripping Rock Prospect located in Sweetwater County, Wyoming. Pursuant to the letter of intent to farmout, we will be obligated to pay Desert Mining our initial share of the lease costs of $363,000 and the dry hole costs of $2,000,000 by July 15, 2008 for a 75% working interest and 60% net revenue interest in the first well. Upon completion, thru tanks, on the earning well, we shall earn an assignment on the entire lease and all working interest parties shall pay their pro-rata share of any additional wells drilled on the lease.

The parties further agree to enter into a farmout and an operating agreement within 7 business days upon agreement of the letter of intent.

Please review the letter of intent to farmout, attached hereto as Exhibit 10.1, for a complete description of all the terms and conditions of the letter of intent to farmout.

Item 7.01 Regulation FD Disclosure

On April 17, 2008, we announced our intentions to farm-in on the Dripping Rock Prospect with Desert Mining Inc.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter of Intent to Farmout dated April 17, 2008 between our company and Desert Mining Inc.

99.1	News Release dated April 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE ENERGY CORP.

/s/ Rahim Rayani
Rahim Rayani
President, Chief Executive Officer,
Chief Financial Officer and Director

Date: April 21, 2008